     [LETTERHEAD OF BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.]



                                 May 20, 1999



Board of Directors
First Community Financial Corporation
708 South Church Street
P. O. Box 1837
Burlington, North Carolina 27216-1837

Gentlemen:

     We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of First Community Financial Corporation of our opinion filed as Exhibit 5.1 to First Community's Registration Statement on Form SB-2, Number 333-70981, filed January 22, 1999, as amended.

                                    Very truly yours,

                                    BROOKS, PIERCE, MCLENDON,
                                    HUMPHREY & LEONARD, L.L.P.



                                    By: /s/ Randall A. Underwood
                                        ----------------------------
                                          Randall A. Underwood



RAU/sw